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                        VAN KAMPEN MUNICIPAL INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                       APRIL 1, 2009 -- SEPTEMBER 30, 2009

                                                                   Amount
                                       Offering       Total          of         % of     % of
                  Purchase/              Price       Amount        Shares     Offering   Funds
    Security        Trade     Size of     of           of         Purchased  Purchased   Total                       Purchased
    Purchased        Date    Offering   Shares      Offering       By Fund    By Fund   Assets       Brokers            From
----------------  ---------  --------  --------  --------------  ----------  ---------  ------  -----------------  -------------
     Indiana       04/08/09      -      $100.00   $210,435,700   $3,000,000    1.43%     0.48%  Citigroup, J.P.    Citigroup
    Municipal                                                                                   Morgan, Morgan
  Power Agency                                                                                  Stanley & Co.
  Power Supply                                                                                  Incorporated,
   5.250% due                                                                                   Ross, Sinclaire &
    1/1/2024                                                                                    Associates,
                                                                                                Wachovia Bank,
                                                                                                National
                                                                                                Association

 New York State    06/10/09      -      $101.92   $431,030,000   $2,000,000    0.46%     0.32%  RBC Capital        RBC Capital
     Thruway                                                                                    Markets, Merrill
    Authority                                                                                   Lynch & Co., M.R.
                                                                                                Beal & Company,
                                                                                                Roosevelt &
                                                                                                Cross,
                                                                                                Incorporated,
                                                                                                Morgan Stanley &
                                                                                                Co. Incorporated,
                                                                                                Goldman, Sachs &
                                                                                                Co., Southwest
                                                                                                Securities, Loop
                                                                                                Capital Markets,
                                                                                                LLC, Siebert
                                                                                                Brandford

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
                                                                                                Shank & Co., LLC,
                                                                                                J.P. Morgan,
                                                                                                Wachovia Bank,
                                                                                                National
                                                                                                Association

     City of       06/17/09      -      $ 97.60   $750,000,000   $1,000,000    0.27%     0.32%  J.P. Morgan,       JP Morgan
    Atlanta,                                                                                    Citigroup, Morgan
  Georgia Water                                                                                 Stanley & Co.
 and Wastewater                                                                                 Incorporated,
  Revenue Bonds                                                                                 Merrill Lynch &
                                                                                                Co., M.R. Beal &
                                                                                                Company, Rice
                                                                                                Financial
                                                                                                Products Company,
                                                                                                SBK-Brooks
                                                                                                Investment
                                                                                                Corporation

  State of Iowa    07/14/09      -      $104.42   $380,120,000   $4,400,000    1.16%     0.68%  Barclays Capital,  Barclays
     - Ijobs                                                                                    Merrill Lynch &    Capital
     Program                                                                                    Co., William
     Special                                                                                    Blair & Company,
   Obligation                                                                                   Citigroup,
  Bonds Series                                                                                  Goldman, Sachs &
      2009                                                                                      Co., J.P. Morgan,
                                                                                                Morgan Stanley &
                                                                                                Co. Incorporated,
                                                                                                RBC Capital
                                                                                                Markets

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
  Bay Area Toll    08/13/09      -      $ 98.87   $768,720,000   $5,000,000    0.65%     0.74%  Merrill Lynch &    Merrill Lynch
  Authority San                                                                                 Co., Citigroup,
 Francisco Toll                                                                                 Barclays Capital,
 Bridge Rev Bond                                                                                Morgan Stanley &
                                                                                                Co. Incorporated,
                                                                                                Stone &
                                                                                                Youngberg,
                                                                                                De La Rosa & Co.,
                                                                                                First Southwest
                                                                                                Company, Goldman,
                                                                                                Sachs & Co.,
                                                                                                Jefferies &
                                                                                                Company, Loop
                                                                                                Capital Markets,
                                                                                                LLC, Siebert
                                                                                                Brandford Shank &
                                                                                                Co. LLC, Wells
                                                                                                Fargo
                                                                                                Institutional
                                                                                                Securities, LLC
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